UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission

file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2013, the Board of Directors (the “Board”) of the Company appointed Pete J. Mangan as the Company’s chief financial officer, effective November 11, 2013. Mr. Mangan, aged 54, has served as vice president of corporate finance of the Company since May 2012. Since joining the company he has been responsible for the global operations finance team and recently the corporate accounting and tax group. Prior to joining Oclaro, Mr. Mangan was employed at Trident Microsystems, a public fabless semiconductor company that sold television and set top box integrated circuits, as chief financial officer from February 2008 to May 2012. Prior to Trident, he worked in a wide range of finance positions with leading companies including AMD, FormFactor, Spansion, Asyst Technologies, and Sun Microsystems. He holds a bachelor’s degree in Business Economics from University of California, Santa Barbara

Mr. Mangan will receive a base salary of $350,000 per year for his service as chief financial officer of the Company and he will be eligible for annual bonuses, to be paid semi-annually, based upon achievement of individual and/or company performance goals. At full achievement of such goals, the total annual target bonus will be equal to 60% of his base salary. The Company expects to grant to Mr. Mangan 60,000 shares of restricted stock and stock options to purchase 60,000 shares of common stock, in each case subject to the approval of our equity incentive plan by our stockholders at our upcoming annual meeting of stockholders. The exercise price of the stock option grant will equal the closing price of the common stock on the grant date. The restricted stock awards will vest as follows: 25% of the shares will vest on the first anniversary of the grant date and, with respect to the remaining shares, 6.25% of the shares will vest on each February 10th, May 10th, August 10th and November 10th after the initial vesting date over the following three years of continuous service. The stock options will vest and become exercisable as follows: 25% of the shares subject to the option will vest on the first anniversary of the grant date and, with respect to the remaining shares, 2.083% of the shares will vest following each month of continuous service thereafter for the following three years.

Item 7.01 Regulation FD Disclosure

On October 22, 2013, the Company issued a press release announcing the appointment of Mr. Mangan as its chief financial officer. A copy of the Company’s press release announcing the appointment is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

The 2013 Annual Meeting of Stockholders of the Company has been scheduled for January 14, 2014 (the “Annual Meeting”) at the Company’s corporate headquarters, 2560 Junction Avenue, San Jose, California 95134. Further details regarding the Annual Meeting will be included in the definitive proxy statement, which the Company will distribute in advance of the Annual Meeting.

Stockholder Proposal Deadlines

Because the expected date of the Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2012 Annual Meeting of Stockholders held on October 30, 2012, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for the Annual Meeting. In order to be considered timely, such proposals must be received by the Company at its principal executive offices at 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary no later than November 18, 2013. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on October 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: October 28, 2013	By:	/s/ Greg Dougherty
Greg Dougherty
Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release issued by the Company on October 22, 2013.